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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

     Each of the undersigned hereby agrees that the Schedule 13D filed herewith is filed jointly, on behalf of each of the undersigned, pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended.


Dated: January 21, 2000


Samstock/SZRT, L.L.C., Samstock/Alpha, L.L.C.,
Samstock/ZFT, L.L.C., Samstock ZGPI, L.L.C., and EGI Holdings, Inc.

By:       /s/ Donald J. Liebentritt
    ---------------------------------------------
       Donald J. Liebentritt, as Vice President of
       each of the above entities


       /s/ Samuel Zell
-------------------------------------------------
       Samuel Zell


ZFT Partnership

  By: ZFT Kellie Trust, as partner

    By: Chai Trust Company, as trustee

By:        /s/ Donald J. Liebentritt
    ---------------------------------------------
       Donald J. Liebentritt, Vice President


RSB Properties Trust


By:        /s/ Samuel Zell
    ---------------------------------------------
       Samuel Zell, not individually but solely
       as Trustee


EGIL Investments, Inc.


By:        /s/ Mark Slezak
    ---------------------------------------------
       Mark Slezak, Vice President